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                                                                   EXHIBIT 10.53



                                FIRST AMENDMENT

                                      TO

                                MERGER AGREEMENT

                                 BY AND BETWEEN

                          NATIONAL DIAGNOSTICS, INC.,

                             A FLORIDA CORPORATION

                                      AND

                      AMERICAN ENTERPRISE SOLUTIONS, INC.,

                             A FLORIDA CORPORATION




                             EFFECTIVE MAY 17, 1998
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                                FIRST AMENDMENT


         This First Amendment (the "Amendment") is made and entered into as of this 17th day of March, 1998 by and between NATIONAL DIAGNOSTICS, INC., a Florida corporation ("NDI") and American Enterprise Solutions, Inc., a Florida corporation ("AES").

                                    RECITALS

         WHEREAS, NDI and AES have entered into that certain Merger Agreement (the "Agreement") dated February 23, 1998 pursuant to which it is contemplated that AES will be merged (the "Merger") with and into NDI under the terms and conditions specified in the Agreement; and

         WHEREAS, Section 8.10 of the Agreement specifies that, as a condition precedent to the obligations of AES and the stockholders of AES to consummate the transactions provided for in the Agreement, among other things, the shareholders of NDI shall have approved the Merger, the terms of the Agreement and other actions to be taken thereunder for which such shareholder approval is required; and

         WHEREAS, AES and NDI have mutually agreed to proceed with the Merger and the other transactions provided for under the Agreement in such a manner that would not require the initial approval and consent of NDI's shareholders to the Merger, the terms of the Agreement or other actions to be taken thereunder for which such shareholder approval is required; and

         WHEREAS, AES and NDI mutually intend that the Agreement be amended to dispense with the need for the initial approval and consent of the shareholders of NDI to the Merger, and the terms of the Agreement and other actions to be taken thereunder for which such shareholder approval is required; and

         WHEREAS, Section 2.2 of the Agreement specifies that, as a condition to the closing of the Merger transaction, NDI shall have, among other things
(i) effected a reverse stock split of the currently issued and outstanding shares of NDI common stock; and (ii) authorized the insurance of an additional 10,670,513 shares of NDI common stock for distribution to the AES stockholders; and

         WHEREAS, NDI and AES have mutually agreed that it is in the best interest of the parties that (i) the above-referenced reverse stock split should not be effected until after consummation of the Merger; and (ii) NDI should provide for the issuance of a total of 22,056,407 shares of NDI common stock for distribution to AES stockholders as opposed to the 10,670,513 shares referred to above; and

         WHEREAS, because of the fact that NDI only has a total of 5,906,570 authorized but unissued shares of NDI common stock for immediate insurance to AES stockholders, it is necessary to provide for a partial closing of the Merger transaction (until additional shares of NDI common stock are authorized and made available for distribution to AES stockholders).

NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:



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         1.      The Agreement is hereby amended to delete the requirement
contained in Section 8.10 thereof and elsewhere that the approval and consent of NDI's shareholders to the Merger, the terms of the Agreement and other actions to be taken thereunder shall be a condition precedent to the obligations of AES and the AES stockholders under this Agreement.

         2. Section 2.2 and any and all other pertinent sections of the Agreement are amended and modified to provide for and reflect the fact that (i) NDI shall issue 5,906,570 shares of NDI common stock to AES stockholders upon partial closing of the Merger, then (pursuant to an appropriate amendment to its Articles of Incorporation to allow it do so) issue an additional 16, 149,837 shares of NDI common stock to AES stockholders shortly thereafter; and
(ii) the above-referenced reverse stock split shall be effected only after insurance of the total of 22,057,407 shares of NDI common stock to AES stockholders (such that the AES stockholders will own an aggregate of 87.7% of the issued and outstanding shares of common stock of NDI after the reverse stock split).

         3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


                                             NATIONAL DIAGNOSTICS, INC.



                                             By:    /s/ Curtis L. Alliston
                                                 -----------------------------
                                             Name:  Curtis L. Alliston
                                             Title: President & C.O.O.



                                             AMERICAN ENTERPRISE SOLUTIONS, INC.



                                             By:    /s/ Charles Broes
                                                 ------------------------------
                                             Name:  Charles Broes
                                             Title: Chief Executive Officer